                                   EXHIBIT 4.1


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

No. [               ]                                               $[         ]
Date:  ________ __, 2004


                             VISUAL DATA CORPORATION
                    8.0% SENIOR SECURED CONVERTIBLE NOTE DUE
                              ___________ __, 2008

         THIS NOTE is one of a series of duly authorized and issued Notes of Visual Data Corporation, a Florida corporation (the "COMPANY"), designated as its 8.0% Senior Secured Convertible Notes due ________ __, 2008, in the aggregate principal amount of $6,500,000 (the "NOTES"), subject to increase pursuant to the terms of a certain Additional Investment Right of even date herewith.

         FOR VALUE RECEIVED, the Company promises to pay to the order of [Holder] or its registered assigns (the "HOLDER"), the principal sum of [__________] $(__________), on _________ __, 2008 (the "MATURITY DATE"), or such earlier date as the Notes are required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. The principal amount of this Note may be increased as set forth in
Section 2(c) below. Notwithstanding the foregoing, the Company hereby unconditionally promises to pay to the order of the Holder interest on any principal or interest payable hereunder that shall not be paid in full when due, whether at the time of any stated interest payment date or maturity or by prepayment, acceleration or declaration or otherwise, for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate of 18% per annum (but in no event in excess of the maximum rate permitted under applicable law).

         Interest payable under this Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

         Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided in SECTION 14 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in SECTION 14.

         The holder of this Note is entitled to the benefits of the Security Agreement and the Pledge Agreement.

         1. DEFINITIONS. In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement, dated as of June 8, 2004, among the Company and the Purchasers identified therein (the "PURCHASE AGREEMENT"), and (b) the following terms have the meanings indicated:

                  "COMPANY PREPAYMENT PRICE" for any Notes which shall be subject to prepayment pursuant to Section 8(a), shall equal the sum of:
         (i) the principal amount of Notes to be prepaid, plus all accrued and unpaid interest thereon, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Notes.

                  "CONVERSION DATE" means the date a Conversion Notice is delivered to the Company together with the Conversion Schedule pursuant to SECTION 6(A).

                  "CONVERSION NOTICE" means a written notice in the form attached hereto as SCHEDULE 1.

                  "CONVERSION PRICE" means $2.00, subject to adjustment from time to time pursuant to SECTION 12.

                  "EQUITY CONDITIONS" means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder and may be sold by the Holders pursuant to an effective Registration Statement covering the Underlying Shares or all such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act; (iii) the Common Stock generally is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) such issuance would be permitted in full without violating SECTION 6(C) hereof or the rules or regulations of any Trading Market; (v) no Bankruptcy Event has occurred; (vi) the Company is not in default with respect to any material obligation hereunder or under any other Transaction Document; and (vii) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated.

                  "EVENT EQUITY VALUE" means 115% of the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value, PROVIDED that if the Company does not make such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) when due or, in the event the Company disputes in good faith the occurrence of the Triggering Event pursuant to which such notice relates, does not instead deposit such required payment (together with such other payments, expenses and liquidated damages then due) in escrow with an independent third-party escrow agent within five Trading Days of the date such required payment is due, then the Event Equity Value shall be 115% of the greater of (a) the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value and (b) the average of the Closing Prices for the five Trading Days preceding the date on which such required payment (together with such other payments, expenses and liquidated damages) is paid in full.

                  "HOLDER PREPAYMENT PRICE" for any Notes required to be prepaid pursuant to Section 8(b) shall equal the sum of: (i) the principal amount of Notes to be prepaid, plus all accrued and unpaid interest thereon and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Notes.

                  "ORIGINAL ISSUE DATE" means the date of the first issuance of any Notes, regardless of the number of transfers of any particular Note.

                  "PRINCIPAL PAYMENT DATE" means any date on which payment of a principal amount of this Note shall be due and payable by the Company in accordance with Section 9.

                  "TRIGGERING EVENT" means any of the following events: (a) the Common Stock is not listed or quoted, or is suspended from trading, in each case, on an Eligible Market for a period of 20 or more Trading Days (which need not be consecutive Trading Days); (b) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within five Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Holders pursuant to any Transaction Document are otherwise suspended for any reason; (c) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Note; (d) the Company effects or publicly announces its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock;
         (e) the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell any Underlying Shares under the Registration Statement, in either case, for 20 or more consecutive days in any 12 month period or for more than twice any 12 month period; (f) the Company fails to make any cash payment required under the Transaction Documents and such failure is not cured within five days after notice of such default is first given to the Company by a Purchaser; or (g) the Company defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of 20 days after the date on which notice of such default is first given to the Company by a Purchaser (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within 20 days).

        2. PRINCIPAL AND INTEREST.

                  (a) The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 8.0% per annum, payable quarterly in arrears on each June 30, September 30, December 31 and March 31, except if such date is not a Trading Day, in which case such interest shall be payable on the next succeeding Trading Day (each, an "INTEREST PAYMENT DATE"). The first Interest Payment Date shall be September 30, 2004.

                  (b) Subject to the conditions and limitations set forth below, the Company may pay interest or principal on this Note in (i) cash or (ii) shares of Common Stock. The Company must deliver written notice to the Holder indicating the manner in which it intends to pay interest and principal at least 15 Trading Days prior to each Interest Payment Date or the Principal Payment Date, respectively, but the Company may indicate in any such notice that the election contained therein shall continue for subsequent Interest Payment Dates or Principal Payment Dates until revised. Failure to timely provide such written notice shall be deemed an election by the Company to pay the amount of any interest or principal in cash.

                  (c) Notwithstanding the foregoing, the Company may not pay interest or principal by issuing shares of Common Stock unless all of the Equity Conditions have been satisfied; provided, however, that prior to the Effective Date, the Company shall be permitted to pay the interest due on September 30, 2004 in shares of unregistered Common Stock to the extent such shares will be included in the Registration Statement. If the Company is required to pay interest in cash on any Interest Payment Date but fails to do so, the Holder may (but shall not be required to) treat such interest as if it had been added to the principal amount of this Note as of such Interest Payment Date or accept any number of shares of Common Stock in lieu of such interest payment.

                  (d) In the event that the Company elects to pay interest on any Interest Payment Date or Principal Payment Date in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder as such interest or principal shall be (i) with respect to interest, determined by dividing the aggregate amount of interest then payable to such Holder by the Market Price (as defined below) as of the applicable Interest Payment Date, and rounding up to the nearest whole share, (ii) with respect to principal, determined as set forth in Section 9(c) hereof, and (iii) paid to such Holder in accordance with Section 2(e) below. The term "MARKET PRICE" shall mean 85% of the arithmetic average of the VWAP for the 20 Trading Days prior to the applicable Interest Payment Date or Principal Payment Date, as the case may be (not including such date).

                  (e) In the event that any interest or principal are paid in Common Stock, the Company shall on such Interest Payment Date or Principal Payment Date (i) issue and deliver to such Holder a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled or (ii) at all times after the Holder has notified the Company that this clause (ii) shall apply, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission System.

        3. RANKING AND COVENANTS.

         (a) Except as set forth in SCHEDULE 3.1(DD) or as otherwise permitted in Section 4.10(a) of the Purchase Agreement (the "EXISTING INDEBTEDNESS"), no indebtedness of the Company is senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Other than the Existing Indebtedness and any renewal, refinancing or replacement thereof that does not exceed the aggregate amount of the Existing Indebtedness and the borrowing availability under the related credit or loan agreements on the date hereof, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior in any respect to the Company's obligations under the Notes, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby) and indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby).

         (b) Except as set forth on Schedule 3(b), so long as any Notes are outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, (i) redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition or (ii) issue variable priced equity securities or variable priced equity linked securities.

         (c) The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note (taking into account the adjustments set forth in SECTION 12 and disregarding any limitations set forth in SECTION 6(B)), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

         (d) The Company covenants that it will not redeem, repurchase or otherwise acquire all or any portion of the Series A-10 Preferred Stock or any other preferred stock, common stock or other equity equivalent of the Company, on or prior to the earlier of (i) the Maturity Date hereof or (ii) the date on which all of the Notes shall have been converted into Common Stock, without the prior written consent of the holders of 51% of the aggregate principal value of the then outstanding Notes (the "MAJORITY HOLDERS").

         4. REGISTRATION OF NOTES. The Company shall register the Notes upon records to be maintained by the Company for that purpose (the "NOTE REGISTER") in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.

         5. REGISTRATION OF TRANSFERS AND EXCHANGES. The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a "NEW NOTE"), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

         6. CONVERSION.

         (a) AT THE OPTION OF THE HOLDER. All or any portion of this Note shall be convertible into shares of Common Stock (subject to the limitations set forth in SECTION 6(C)), at the option of the Holder, at any time and from time to time from and after the Original Issue Date. The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, plus the amount of any accrued but unpaid interest on this Note through the Conversion Date, divided by the Conversion Price on the Conversion Date. The Holder shall effect conversions under this SECTION 6(A) by delivering to the Company a Conversion Notice together with a schedule in the form of SCHEDULE 2 attached hereto (the "CONVERSION Schedule"). If the Holder is converting less than all of the principal amount of this Note, or if a conversion hereunder may not be effected in full due to the application of
SECTION 6(C), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion Schedule indicating the principal amount (and accrued interest) which has not been converted.

         (b) AUTOMATIC CONVERSION.

                           At any time following the Original Issue Date, the Company shall have the right to cause an amount (the "CONVERTED AMOUNT") of this Note then outstanding equal to the lesser of (A) the principal amount outstanding under this Note and (B) 20% of the product of (x) the total volume of Common Stock traded on the company's Trading Market for the 30 day period preceding the Automatic Conversion Date (as defined below), (y) the arithmetic average of the VWAP for such 30 day period and (z) the quotient of (I) the outstanding principal amount of this Note on the Automatic Conversion Date and (II) the outstanding principal amount of all of the Notes issued pursuant to the Transaction Documents on the Automatic Conversion Date (such amount being the Holder's "PRO RATA AMOUNT"), to be automatically converted into fully paid non-assessable shares of Common Stock (such conversion, an "AUTOMATIC CONVERSION") at the Conversion Price (subject to the limitations set forth in Sections 6(c)), by delivery of a 10 day advance written notice (the "AUTOMATIC CONVERSION NOTICE") to the Holder.

                           Notwithstanding anything to the contrary, the Company may not cause an Automatic Conversion unless each of the following conditions are satisfied: (A) as of the Automatic Conversion Date (as defined below), no Triggering Event has occurred (after giving effect to any addition to principal under the Notes); (B) each of the Equity Conditions are satisfied with respect to all of the Common Stock issuable on the Automatic Conversion Date; and (C) the Closing Price of the Common Stock on each of the 20 out of any 30 consecutive days preceding the Automatic Conversion Notice is greater than $3.25 per share (as adjusted for stock splits, stock combinations or other similar recapitalization or event).

                           Upon an Automatic Conversion in accordance with the procedures specified in this Section 6(b), and effective as of the close of business on the Automatic Conversion Date, the Converted Amount shall be converted into fully paid and non-assessable shares of Common Stock automatically without the need for any further action by the Holder. Upon the occurrence of such Automatic Conversion of the Converted Amount, there shall be (A) issued and delivered to the Holder a certificate or certificates for the number of shares of Common Stock into which this the Converted Amount was convertible on the Automatic Conversion Date or (B) at all times after the Holder has notified the Company that this clause (ii) shall apply, credited the number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission System. For purposes of this Section 6(b), the "AUTOMATIC CONVERSION DATE" shall mean the 10th day following the date on which the Automatic Conversion Notice is either: (x) delivered to the Holder by personal delivery, or
         (y) delivered to the Holder by facsimile transmission to the facsimile telephone number of such Holder appearing on the signature page to the Purchase Agreement (with confirmation of receipt), or (z) deposited with a recognized express courier for express delivery, fees prepaid, addressed to such registered holder at the address of such holder appearing on the signature page to the Purchase Agreement.

         (c) CERTAIN CONVERSION RESTRICTIONS.

                RELATING TO THE NUMBER OF SHARES.

         (A) Subject to Section 6(c)(i)(B), the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Notes (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% (the "MAXIMUM PERCENTAGE") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with
         Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitations set forth in this SECTION 6(C)(I)(A) and has determined that issuance of the full number of Underlying Shares issuable in respect of such Conversion Notice does not violate the restrictions contained in this SECTION 6(C)(I)(A). If at any time the limits in this Section 6(c) make this Note inconvertible in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter but prior to the Maturity Date upon conversion of this Note as and when shares of Common Stock may be issued in compliance with such restrictions.

         (B) Notwithstanding the provisions of Section 6(c)(i)(A), by written notice to the Company, the Holder shall have the right (x) at any time and from time to time to reduce its Maximum Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the Exchange Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.999%.


        7. MECHANICS OF CONVERSION.

         (a) Upon conversion of this Note, the Company shall promptly (but in no event later than three Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion, free of restrictive legends unless a registration statement covering the resale of the Underlying Shares and naming the Holder as a selling stockholder thereunder is not then effective and such Underlying Shares are not then freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date. The Company shall, upon request of the Holder, use its best efforts to deliver Underlying Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

         (b) The Holder shall not be required to deliver the original Note in order to effect a conversion hereunder. Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original Note and issuance of a New Note representing the remaining outstanding principal amount. Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a New Note representing the remaining outstanding principal amount.

         (c) The Company's obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares.

         (d) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to SECTION 7(A), then the Holder will have the right to rescind such conversion.

         (e) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to SECTION 7(A), and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall either (i) pay cash to such Purchaser in an amount equal to such Purchaser's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Common Stock and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate. In the event the Holder elects to effectuate a Buy-In and the Company complies with the provisions of this SECTION 7(E), the failure of the Company to deliver to the Holder the Underlying Shares required to be issued on the Conversion Date pursuant to SECTION 7(A) shall not result in a Triggering Event.


         8. PREPAYMENT.

         (a) AT THE OPTION OF THE COMPANY.

                  (i) At any time following the Original Issue Date, upon delivery of a written notice to the Holder (a "COMPANY PREPAYMENT NOTICE" and the date such notice is delivered by the Company, the "COMPANY NOTICE DATE"), the Company shall be entitled to prepay all or any portion of the outstanding principal amount of this Note plus any accrued and unpaid interest thereon for an amount in cash equal to the Company Prepayment Price. Notwithstanding anything to the contrary, the Company shall only be entitled to deliver a Company Prepayment Notice pursuant to the terms hereof if the Equity Conditions are satisfied with respect to all shares of Common Stock issuable pursuant to the Transaction Documents on the Company Notice Date. If any of the Equity Conditions shall cease to be in effect during the period between the Company Notice Date and the date the Company Prepayment Price is paid in full, then the Holder subject to such prepayment may elect, by written notice to the Company given at any time after any of the Equity Conditions shall cease to be in effect, to invalidate AB INITIO such optional prepayment, notwithstanding anything herein contained to the contrary. The Holder may, within 5 Trading Days of its receipt of the Company Prepayment Notice, convert any portion of the outstanding principal amount of this Note and any accrued and unpaid interest thereon subject to a Company Prepayment Notice. Once delivered, the Company shall not be entitled to rescind a Company Prepayment Notice.

                  (ii) The Company Prepayment Price shall be due on the 5th Trading Day immediately following the Company Notice Date. Any such prepayment shall be free of any claim of subordination. If any portion of the Company Prepayment Price shall not be timely paid by the Company, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Company Prepayment Price plus all such interest is paid in full, which payment shall constitute liquidated damages and not a penalty. In addition, if any portion of the Company Prepayment Price remains unpaid after such date, the Holder subject to such prepayment may elect by written notice to the Company to invalidate AB INITIO such Company Prepayment Notice with respect to the unpaid amount, notwithstanding anything herein contained to the contrary and no interest shall be owed to the Holder in respect thereof. If the Holder makes such an election, the principal amount of this Note, together with the accrued and unpaid interest thereon shall be reinstated with respect to such unpaid amount and the Company shall no longer have any prepayment rights under this
         Section 8.

                  (iii) Notwithstanding anything to the contrary herein, the Company may not elect a prepayment pursuant to Section 8(a)(i) unless the Company makes such prepayment election to all of the Holders on a pro rata basis, based on such Holders then outstanding principal amount of Notes.

                  (iv) At any time the Company shall prepay any amount due under this Note, the Company shall issue to the Holder warrants substantially in the same form as the Warrants, except the number of shares of Common Stock issuable upon the exercise of such warrants shall equal 50% of the quotient of (1) the portion of the outstanding principal amount of this Note prepaid by the Company in accordance with this Section 8(a) and (2) the Conversion Price on the date the prepayment shall take place.


        (b) AT THE OPTION OF THE HOLDER.

                  (i) At any time following the one year anniversary of the Original Issue Date, each Holder shall have the right, exercisable at the sole option of such Holder, and by delivery of a written notice (a "HOLDER PREPAYMENT NOTICE" and the date such notice is delivered by such Holder, the "HOLDER NOTICE DATE") to the Company, to require the Company to prepay all or a portion of the Holder Prepayment Amount (as defined below) for an amount in cash, equal to the Holder Prepayment Price which shall be due and payable on the 15th Trading Day following the delivery of the Holder Prepayment Notice by the Holder. Notwithstanding anything herein to the contrary, a Holder shall only be entitled to deliver a Holder Prepayment Notice pursuant to the terms hereof if: (x) on the one year anniversary of the Original Issue Date, such Holder or the Company have not converted more than an aggregate of $500,000 of the original principal amount of Notes issued to such Holder on the Original Issue Date, or (y) on the date occurring eighteen months following the Original Issue Date, such Holder or the Company have not paid or converted more than an aggregate of $1,000,000 of the original principal amount of Notes issued to such Holder on the Original Issue Date. For the purposes of this Section 8, "HOLDER PREPAYMENT AMOUNT" shall mean (x) from the 12 month anniversary of the Original Issue Date to the 18 month anniversary, $500,000 less the principal amount of any Notes converted or paid during such period, and
         (y) on or after 18 month anniversary of the Original Issue Date, $1,000,000 less the principal amount of any Notes converted or paid.

                  (ii) Any obligation to pay any Holder Prepayment Price shall be free of any claim of subordination. If any portion of the Holder Prepayment Price shall not be timely paid by the Company, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Holder Prepayment Price plus all such interest is paid in full, which payment shall constitute liquidated damages and not a penalty. In addition, if any portion of the Holder Prepayment Price remains unpaid after such date, the Holder subject to such prepayment may elect by written notice to the Company to invalidate AB INITIO such Holder Prepayment Notice with respect to the unpaid amount, notwithstanding anything herein contained to the contrary. If the Holder makes such an election, this Note shall be reinstated with respect to such unpaid amount. For purposes of this Section 8, the principal amount of Notes shall remain outstanding until such date as the Holder shall have received payment in cash therefor or Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof. The Holder may convert any portion of the outstanding principal amount of the Notes subject to a prepayment hereunder prior to the date that the Holder Prepayment Price is due and paid in full.

                  (iii) Notwithstanding anything to contrary herein, no warrants shall be issued to the Holders pursuant to a prepayment in connection with a Holder Prepayment Notice.


        9. PRINCIPAL REPAYMENT.

         (a) On and after the 21st month following the Original Issue Date, the principal face amount of any Notes then outstanding shall be paid in 9 equal quarterly installments on the last day of such quarter (each a "Principal Payment"), except if such date is not a Trading Day, in which case such Principal Payment shall be payable on the next succeeding Trading Day, each a "Principal Payment Date", with the first Principal Payment Date to occur on [_______ ___], 2006.

         (b) The Company shall have the option to make any Principal Payments in cash or in Common Stock; PROVIDED, HOWEVER, that the Company may only make such payments in Common Stock if (i) the arithmetic average of the VWAP for the quarter ending on the applicable Principal Payment Date is greater than $2.36 per share (as adjusted for stock splits, stock combinations or other similar recapitalization or event), (ii) the Equity Conditions are satisfied with respect to all shares of Common Stock issuable by the Company on the Principal Payment Date, and (iii) to the extent such payment may be made in accordance with subsection (c) below.

         (c) In the event the Company elects to pay all or part of any Principal Payment in Common Stock, such Principal Payment shall be satisfied first through the issuance of Common Stock in an amount equal to the quotient of (i) the lesser of (A) the product of (1) 20% of the total volume of Common Stock traded on the Company's Trading Market in such quarter and (2) the arithmetic average of the VWAP for such quarter (such amount, the "MAXIMUM PRINCIPAL PAYMENT") and
(B) the Principal Payment amount and (ii) the Conversion Price on such date. To the extent that such calculation results in an insufficient amount to satisfy the then due Principal Payment, at the option of the Holder, the balance may be paid in cash or otherwise in Common Stock issued at the Conversion Price on such Principal Payment Date. Further, in the event such amount shall exceed the

Principal Payment then due, at the option of a majority of the Holders of the Notes, an additional amount of Common Stock up to an amount equal to the quotient of (x) the Maximum Principal Payment on such date minus the Principal Payment then due and (y) the Conversion Price may be converted and applied to the 9th and final Principal Payment (or other Principal Payments in an order starting with last Principal Payment that has not yet been satisfied in accordance with this Section 9(c) (i.e. the Principal Payment due on the 8th Principal Payment Date) once the last Principal Payment shall have been paid in full). Any other conversions that occur after the 21st month following the Original Issue Date shall apply to the 9th and final Principal Payment or prior Principal Payments as set forth in the preceding sentence.


         10. EVENTS OF DEFAULT.

         (a) "EVENT OF DEFAULT" means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) any default in the payment (free of any claim of subordination) of principal, interest or liquidated damages in respect of any Notes, as and when the same becomes due and payable (whether on a date specified for the payment of interest or the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise);

                  (ii) the Company or any Subsidiary defaults in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding $1,000,000, whether such indebtedness now exists or is hereafter created, and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  (iii) the occurrence of a Triggering Event; or

                  (iv) the occurrence of a Bankruptcy Event.


         (b) At any time or times following the occurrence of an Event of Default, the Holder shall have the option to elect, by notice to the Company (an "EVENT NOTICE"), to require the Company to repurchase all or any portion of (i) the outstanding principal amount of this Note, at a repurchase price equal to the greater of (A) 115% of such outstanding principal amount, plus all accrued but unpaid interest thereon through the date of payment, or (B) the Event Equity Value of the Underlying Shares issuable upon conversion of such principal amount and all such accrued but unpaid interest thereon, provided this remedy shall not be available upon an Event of Default set forth in Section 10(a)(ii) hereof, and
(ii) any Underlying Shares issued to such Holder upon conversion of Notes and then owned by the Holder, at a price per share equal to the Event Equity Value of such issuable and issued Underlying Shares. The aggregate amount payable pursuant to the preceding sentence is referred to as the "EVENT PRICE." The Company shall pay the Event Price to the Holder no later than the third Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Holder shall deliver this Note and certificates evidencing any Underlying Shares so repurchased to the Company (to the extent such certificates have been delivered to the Holder).

         (c) Upon the occurrence of any Bankruptcy Event, all amounts pursuant to SECTION 10(B) shall immediately become due and payable in full in cash, without any further action by the Holder.

         (d) In connection with any Event of Default, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

         11. CHARGES, TAXES AND EXPENSES. Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.

         12. CERTAIN ADJUSTMENTS. The Conversion Price is subject to adjustment from time to time as set forth in this SECTION 12.

         (a) STOCK DIVIDENDS AND SPLITS. If the Company, at any time while this
Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this
SECTION 12(A) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this SECTION 12(A) shall become effective immediately after the effective date of such subdivision or combination.

         (b) PRO RATA DISTRIBUTIONS. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock described in SECTION 12(C)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, "DISTRIBUTED PROPERTY"), then, at the request of the Holder delivered before the 90th day after the record date fixed for determination of stockholders entitled to receive such distribution, the Company will deliver to the Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the Underlying Shares for which this Note could have been converted immediately prior to such record date. If such Distributed Property is not delivered to the Holder pursuant to the preceding sentence, upon any conversion of this Note that occurs after such record date, the Holder shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that the Holder would have been entitled to receive in respect of such number of Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date.

         (c) FUNDAMENTAL CHANGES. If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person in which it is not the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or more transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock described in SECTION 12(A)) (in any such case, a "FUNDAMENTAL CHANGE"), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Change, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one share of Common Stock (the "ALTERNATE CONSIDERATION"). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Change. In the event of a Fundamental Change, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:


                  (x) this Note shall thereafter entitle the Holder to purchase the Alternate Consideration,

                  (y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Warrant and the Purchase Agreement, and

                  (z) if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Change, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Change, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder's request, any successor to the Company or surviving Person in such Fundamental Change shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder's right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving Person to comply with the provisions of this SECTION 12(c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change. If any Fundamental Change constitutes or results in a Change of Control, then at the request of the Holder delivered before the 90th day after such Fundamental Change, the Company (or any such successor or surviving entity) will purchase this Note from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Note on the date of such request.

        (d) SUBSEQUENT EQUITY SALES.

                  (i) If, at any time while this Note is outstanding, the Company or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, "COMMON STOCK EQUIVALENTS") at a price (exclusive of commissions payable by the Company in connection therewith) per share of Common Stock (the "EFFECTIVE PRICE") less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to equal the Effective Price. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "DEEMED NUMBER") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

                  (ii) If, at any time while this Note is outstanding, the Company or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a "FLOATING PRICE SECURITY"), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

                  (iii) Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of (A) the issuance of Common Stock upon exercise or conversion of any Common Stock Equivalents described in SCHEDULE 3.1(G) to the Purchase Agreement (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule);
         (B) to officers, directors or employees of, or advisers, consultants or independent contractors acting in a similar capacity to, the Company pursuant to restricted stock issuances, stock grants, stock options or similar employee stock incentives, in each case approved by the Board of Directors of the Company; (C) the issuance of securities in connection with a bona fide joint venture or development agreement or strategic partnership or similar agreement approved by the Company's board of directors, the primary purpose of which is not to raise equity capital; or (D) in connection with a transaction involving a merger or acquisition of an entity, business or assets (not principally for the purpose of obtaining cash).

         (e) CALCULATIONS. All calculations under this SECTION 12 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

         (f) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this SECTION 12, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

         (g) NOTICE OF CORPORATE EVENTS. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Change or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         13. NO FRACTIONAL SHARES. The Company shall not issue or cause to be issued fractional Underlying Shares on conversion of this Note. If any fraction of an Underlying Share would, except for the provisions of this SECTION 13, be issuable upon conversion of this Note, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

         14. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile (facsimile confirmed) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:


         If to the Company:              Visual Data Corporation
                                         1291 SW 29 Avenue
                                         Pompano Beach, Florida 33069
                                         Attn:
                                         Fax No.:


         With a copy to:                 With a copy to:
                                         Adorno & Yoss, P.A.
                                         350 East Las Olsa Blvd., Suite 1700
                                         Fort Lauderdale, FL 33301
                                         Attn: Joel D. Mayersohn
                                         Fax No.:


         If to the Purchasers:           To the address set forth under such
                                         Purchaser's name on the signature pages
                                         attached hereto.

         15. MISCELLANEOUS.

         (a) This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company shall not be permitted to assign this Note.

         (b) Subject to SECTION 15(A), nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.

         (c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

         (d) The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

         (e) In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

         (f) In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Note to a price shall be amended to appropriately account for such event.

         (g) No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Majority Holders, or, in the case of a waiver, by the Holder; provided that no amendment shall, without the consent of the Holder (i) extend the scheduled final maturity of this Note, or reduce the rate or extend the time of payment of principal or of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) hereon or reduce the principal amount hereof or reduce or change the form or relative amounts of the components of the Company Prepayment Price, the Holder Prepayment Price or the Event Price,
(ii) increase the Conversion Price, (iii) amend, modify or waive any provision of this Section 15(g), including, without limitation, the definition of Majority Holders or (v) change the method of calculating the Market Price in a manner adverse to the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.




                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.


                                            VISUAL DATA CORPORATION


                                            By
                                              ---------------------------------
                                            Name:
                                            Title:

                                                                      SCHEDULE 1

                            FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert Note)

The undersigned hereby elects to convert the specified principal amount of 8.0% Senior Secured Convertible Notes (the "NOTES") into shares of common stock, no par value (the "COMMON STOCK"), of Visual Data Corporation, a Florida corporation, according to the conditions hereof, as of the date written below.


                                   --------------------------------------------
                                   Date to Effect Conversion


                                   --------------------------------------------
                                   Principal amount of Notes owned prior to conversion


                                   --------------------------------------------
                                   Principal amount of Notes to be converted
                                   (including accrued but unpaid interest
                                   thereon)


                                   --------------------------------------------
                                   Number of shares of Common Stock to be Issued


                                   --------------------------------------------
                                   Applicable Conversion Price


                                   --------------------------------------------
                                   Principal amount of Notes owned subsequent to Conversion


                                   --------------------------------------------
                                   Name of Holder


                                   --------------------------------------------
                                   By
                                   Name:
                                   Title:

                                                                      SCHEDULE 2


                               CONVERSION SCHEDULE

This Conversion Schedule reflects conversions of the 8.0% Senior Secured Convertible Notes issued by Visual Data Corporation.

--------------------- -------------------- -------------------------------------
                                                Aggregate Principal Amount
  Date of Conversion  Amount of Conversion  Remaining Subsequent to Conversion
--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------

--------------------- -------------------- -------------------------------------



---------------------

(1)  W/r/t AIR -in the form of Note, this will be 288% of Monthly Installment.
(2)  Need to add rep into SPA re: indebtedness - carve out per sheet